Exhibit 99.1

Standard BioTools Reports Fourth Quarter and Full Year 2024 Financial Results

SOUTH SAN FRANCISCO, Calif., February 26, 2025 — Standard BioTools Inc. (NASDAQ: LAB) (the "Company” or "Standard BioTools") today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.

Recent Highlights:

•
Full year 2024 pro forma combined revenue of $175.1 million
•
17% Full Year reduction in pro forma operating loss and 33% year over year improvement in adjusted EBITDA
•
Additional $10 million in operational cost reductions, now totaling $90 million in synergies over 12 months
•
Strong Balance sheet with $295 million in cash, cash equivalents, restricted cash, short-term investments and no material debt at year end 2024 expected to provide sufficient runway to reach adjusted EBITDA positive in 2026 and allowing for future strategic bolt-on acquisitions

“2024 was a year of execution and integration despite a dynamic economic backdrop. We have streamlined our operations, unified our business systems and strengthened our management team, establishing a foundation for the next phase of growth.” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. "Powered by SBS, we came in at the top end of our 2024 revenue guidance, exceeded our original cost synergy target by $10 million, now running at $90 million in just twelve months. We also drove continued efficiency gains, improving pro forma non-GAAP operating expenses by 22% and adjusted EBITDA by 33% year over year. With integration efforts largely behind us, we have emerged as a more agile organization getting leaner and faster as we progress toward anticipated profitability in 2026."

Mr. Egholm added, "Looking ahead, in an uncertain environment our mission is clear – execute with precision, drive continuous improvement and scale intelligently both organically and inorganically. We are shifting mix toward higher-margin offerings in attractive markets while unlocking the power of proteomics with our partner Illumina. We believe the imminent launch of our co-branded, NGS-based, distributed solution can transform the most exciting area of the market which is at least a billion-dollar opportunity. Success there will also allow us to continue to focus on taking advantage of an environment primed for consolidation. This next phase demands focus and relentless execution as we build a Standard BioTools for long-term growth and value creation."

Financial Results Table

	As Reported
	Three Months Ended	Twelve Months Ended
(Unaudited, in millions, except percentages)	December 31, 2024	December 31, 2024
Revenue	$46.7	$174.4
Gross margin	46.9%	48.3%
Non-GAAP gross margin	52.5%	53.0%
Operating expenses	$54.7	$259.5
Non-GAAP operating expenses	$42.9	$180.1
Operating loss	$(32.8)	$(175.2)
Net loss	$(34.1)	$(138.9)
Adjusted EBITDA	$(18.4)	$(87.7)
Cash, cash equivalents, restricted cash, and short-term investments	$295.0	$295.0

Selected Pro Forma Combined Unaudited Interim Financial Results

The selected 2024 unaudited pro forma financial information combines the Company's financial results for the three- and twelve- month periods ended December 31, 2024, and the historical financial results of SomaLogic, Inc. ("SomaLogic") for the five-day period ended on January 5, 2024, the closing date of the merger between the Company and Somalogic (the “Merger”). The selected unaudited pro forma financial information for 2023 combines the historical financial results of the Company and SomaLogic for their respective three- and twelve- month periods ended December 31, 2023. See “Unaudited Pro Forma Results” below for discussion of the pro forma financial information.

	Pro Forma Combined
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Unaudited, in millions, except percentages)	2024	2023	2024	2023
Revenue	$46.7	$51.4	$175.1	$192.5
Gross margin	46.9%	46.7%	47.3%	44.7%
Non-GAAP gross margin	52.5%	55.4%	53.0%	53.1%
Operating expenses	$54.7	$89.0	$262.8	$303.7
Non-GAAP operating expenses	$42.9	$56.5	$180.1	$232.2
Operating loss	$(32.8)	$(65.0)	$(180.0)	$(217.8)
Net loss	$(34.1)	$(55.3)	$(168.7)	$(164.3)
Adjusted EBITDA	$(18.4)	$(28.0)	$(87.3)	$(130.1)

Fourth Quarter 2024 Financial Results (Pro Forma Combined)

•
Revenue was $46.7 million in the fourth quarter of 2024, down 9% year-over-year:
o
Consumables revenue was $14.7 million in the fourth quarter of 2024, up 10% year-over-year. Consumables revenue grew on the strength of assay kits sales to SomaScan authorized sites and the Illumina early access program.
o
Instruments revenue was $8.5 million in the fourth quarter of 2024, down 25% year-over-year. Instrument revenue was impacted by capital constrained end-markets globally.
o
Services revenue, which includes both Lab Services and Field Services, was $21.6 million in the fourth quarter of 2024, down 16% year over year. Lab Services was down 18% due to timing of large projects. Field Services was down 10% on lower instrument sales.
•
Gross margins in the fourth quarter of 2024 were 46.9%, versus 46.7% in the fourth quarter of 2023; and non-GAAP gross margins, which exclude depreciation, amortization, and stock-based compensation, were 52.5% in the fourth quarter of 2024 versus 55.4% in the fourth quarter of 2023. Gross margins were impacted by volumes and instrument replacement costs, partially offset by continued incremental efficiency gains from Standard BioTools Business System ("SBS").
•
Operating expenses in the fourth quarter of 2024 were $54.7 million, a decrease of $34.3 million, or down 39%, compared to the fourth quarter of 2023; and non-GAAP operating expenses, which exclude Merger-related costs, stock-based compensation, and restructuring charges, were $42.9 million in the fourth quarter of 2024, a decrease of $13.6 million, or down 24%, compared to the fourth quarter of 2023. The decrease in operating expenses is a result of ongoing realization of previously disclosed Merger cost synergies as well as continued productivity gains from SBS.
•
Net loss for the fourth quarter of 2024 was $34.1 million, compared to a net loss of $55.3 million in the fourth quarter of 2023, representing an improvement of $21.2 million or 38%, while adjusted EBITDA for the fourth quarter of 2024 was a loss of $18.4 million, versus an adjusted EBITDA loss of $28.0 million in 2023, an improvement of $9.6 million, or 34%.

Full Year 2024 Financial Results (Pro Forma Combined)

•
Revenue was $175.1 million in 2024, down 9% year-over-year:
o
Consumables revenue was $60.1 million in 2024, up 18% year-over-year. Consumables revenue grew on the strength of assay kits sales to SomaScan authorized sites and the Illumina early access program.
o
Instruments revenue was $28.5 million in 2024, down 27% year-over-year. Instrument revenue was impacted by capital constrained end-markets globally.
o
Services revenue, which includes both Lab Services and Field Services, was $81.7 million in 2024, down 17% year over year. Lab Services were impacted by smaller projects from our top customers and field services by lower installation services from lower instrument sales.
•
Gross margins in 2024 were 47.3%, versus 44.7% in 2023; and non-GAAP gross margins in 2024 were 53.0%, versus 53.1% in 2023. Gross margins were impacted by lower volumes, offset by productivity and efficiency gains from SBS.
•
Operating expenses in 2024 were $262.8 million, a decrease of $40.9 million, or down 13%, compared to 2023; and non-GAAP operating expenses were $180.1 million, a decrease of $52.1 million, or down 22%, compared to 2023. The decrease in operating expenses is a result of ongoing realization of previously disclosed Merger cost synergies, a bonus accrual reduction in line with our full year results, as well as continued productivity gains from SBS.
•
Net loss for 2024 was $168.7 million, compared to a net loss of $164.3 million in 2023, while adjusted EBITDA for 2024 was a loss of $87.3 million, versus an adjusted EBITDA loss of $130.1 million in 2023, an improvement of $42.8 million, or 33%.

Full Year 2025 Revenue Outlook

For fiscal year 2025, the Company expects revenue in the range of $165 million to $175 million. This guidance assumes a high single-digit millions decline in our Americas academic revenue due to anticipated NIH funding pressures, no expected effect from U.S. export controls and limited impact from tariffs.

Conference Call Information

Standard BioTools will host a conference call and webcast on February 26th 2025 at 4:30 p.m. ET to discuss the fourth quarter and full year 2024 financial results. Live audio of the webcast will be available online along with an archived version of the webcast under the Events & Presentations page of the Company’s website.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: 1-888-346-3970

Outside US callers: 1-412-902-4297

Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and on a non-GAAP basis. The non-GAAP financial measures included in this press release are non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of the Company’s core operating performance. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Unaudited Pro Forma Results

The unaudited pro forma financial information for the twelve months ended December 31, 2024, combines the Company's financial results for the twelve months December 31, 2024, and the historical financial results of SomaLogic for the 5-day period ended on the January 5, 2024, the closing date of the Merger. The unaudited pro forma financial information for the three and twelve months ended December 31, 2023, combines the historical financial results of the Company and SomaLogic for their respective three- and twelve-month periods ended December 31, 2023. The pro forma financial information for all periods presented has been adjusted to include certain nonrecurring impacts associated with the Merger, including the bargain purchase gain and transaction costs.

The unaudited pro forma financial information for all periods presented includes the business combination accounting effects resulting from the Merger, mainly including adjustments to reflect additional amortization expense from acquired intangible assets, adjustments to stock-based compensation expense, and additional depreciation expense from the acquired property and equipment. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisitions had taken place on January 1, 2023. The results of SomaLogic have been consolidated with the Company's results since the closing date of the Merger.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance, including with respect to future revenue; operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits and synergies of prior and potential future acquisitions, including the potential for such transactions to drive long-term profitable growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks that the anticipated benefits and synergies of prior and potential future acquisitions and the integration of any such businesses, including the potential for such transactions to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from such transactions; possible integration, restructuring and transition-related disruption resulting from such transactions, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; integration and restructuring activities, including customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; anticipated NIH funding pressures, the expected effect from U.S. export controls and the expected impact from tarriffs; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on March 1, 2024, and in the Company’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq: LAB), has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary SomaScan, mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology and immunotherapy. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/salesterms.

Patent and License Information: standardbio.com/legal/notices.
Trademarks: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2025 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved.

Investor Contact:

ir@standardbio.com

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Product revenue	$23,220	$21,384	$88,568	$79,198
Service revenue	21,615	6,712	81,133	25,980
Collaboration and other revenue	1,883	92	4,731	1,162
Total revenue	46,718	28,188	174,432	106,340
Cost of revenue:
Cost of product revenue	9,123	11,666	42,265	44,942
Cost of service revenue	15,614	3,165	47,729	10,948
Cost of collaboration and other revenue	76	—	176	—
Total cost of revenue	24,813	14,831	90,170	55,890
Gross profit	21,905	13,357	84,262	50,450
Operating expenses:
Research and development	14,053	6,909	62,411	25,948
Selling, general and administrative	37,588	21,354	156,608	87,541
Restructuring and related charges	126	1,661	12,500	7,076
Transaction and integration expenses	2,955	4,819	27,979	6,485
Total operating expenses	54,722	34,743	259,498	127,050
Loss from operations	(32,817)	(21,386)	(175,236)	(76,600)
Bargain purchase gain	—	—	25,213	—
Interest income, net	3,324	349	16,883	1,005
Other (expense) income, net	(4,307)	1,099	(5,172)	1,391
Loss before income taxes	(33,800)	(19,938)	(138,312)	(74,204)
Income tax (expense) benefit	(272)	162	(573)	(452)
Net loss	$(34,072)	$(19,776)	$(138,885)	$(74,656)
Induced conversion of redeemable preferred stock	—	—	(46,014)	—
Net loss attributable to common stockholders	$(34,072)	$(19,776)	$(184,899)	$(74,656)
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.25)	$(0.52)	$(0.94)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	374,544	79,729	352,670	79,160

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$166,728	$51,704
Short-term investments	126,146	63,191
Accounts receivable, net	33,608	19,660
Inventories, net	40,737	20,533
Prepaid expenses and other current assets	8,661	3,127
Total current assets	375,880	158,215
Inventory, non-current	18,528	—
Property and equipment, net	42,556	24,187
Operating lease right-of-use asset, net	28,828	30,663
Other non-current assets	6,301	2,285
Developed technology, net	28,954	1,400
Goodwill	111,297	106,317
Total assets	$612,344	$323,067

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$12,282	$9,236
Accrued liabilities	30,739	21,019
Operating lease liabilities, current	6,228	4,323
Deferred revenue, current	13,118	11,607
Deferred grant income, current	3,527	3,612
Term loan, current	—	5,000
Convertible notes, current	—	54,530
Total current liabilities	65,894	109,327
Convertible notes, non-current	299	569
Term loan, non-current	—	3,414
Deferred tax liability	1,081	841
Operating lease liabilities, non-current	26,469	30,374
Deferred revenue, non-current	32,674	3,520
Deferred grant income, non-current	7,243	10,755
Other non-current liabilities	6,962	1,065
Total liabilities	140,622	159,865
Mezzanine equity:
Redeemable preferred stock	—	311,253
Total stockholders’ deficit	471,722	(148,051)
Total liabilities, mezzanine equity and stockholders’ deficit	$612,344	$323,067

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Operating activities
Net loss	$(138,885)	$(74,656)
Bargain purchase gain	(25,213)	—
Loss on forward sale of Series B Preferred Stock	—	—
Loss on Bridge Loans	—	—
Stock-based compensation expense	31,732	13,123
Amortization of acquired intangible assets	4,346	11,200
Depreciation and amortization	12,515	3,980
Accretion of discount on short-term investments, net	(7,435)	(1,261)
Non-cash lease expense	5,766	3,864
Provision for excess and obsolete inventory	2,524	1,496
Change in fair value of warrants	(632)	—
Impairment of InstruNor developed technology intangible	—	—
Other non-cash items	1,025	939
Changes in assets and liabilities, net	(29,197)	(1,972)
Net cash used in operating activities	(143,454)	(43,287)

Investing activities
Cash and restricted cash acquired in the Merger	280,033	—
Acquisition of business, net of cash acquired	(1,385)	—
Purchases of short-term investments	(256,119)	(94,896)
Proceeds from sales and maturities of investments	349,000	117,964
Purchases of property and equipment	(8,355)	(2,831)
Net cash provided by (used in) investing activities	363,174	20,237

Financing activities
Proceeds from Bridge Loans	—	—
Proceeds from issuance of Series B Preferred Stock	—	—
Repayment of term loan and convertible notes	(63,192)	(2,083)
Payment of term loan fee	(545)	—
Payment of debt and equity issuance costs	—	—
Repurchase of common stock	(40,490)	(5,414)
Proceeds from ESPP stock issuance	918	723
Payments for taxes related to net share settlement of equity awards and other	(459)	(139)
Proceeds from exercise of stock options	1,152	104
Net cash provided by (used in) financing activities	(102,616)	(6,809)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(785)	34
Net increase (decrease) in cash, cash equivalents and restricted cash	116,319	(29,825)
Cash, cash equivalents and restricted cash at beginning of period	52,499	82,324
Cash, cash equivalents and restricted cash at end of period	$168,818	$52,499

Cash, cash equivalents, and restricted cash consists of:
Cash and cash equivalents	$166,728	$51,704
Restricted cash	2,090	795
Total cash, cash equivalents and restricted cash	$168,818	$52,499

STANDARD BIOTOOLS INC.

REVENUE AND NON-GAAP PRO FORMA COMBINED REVENUE

(In thousands)

(Unaudited)

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Product revenue:
Instruments	$8,545	$10,947	$28,504	$37,459
Consumables	14,675	10,437	60,064	41,739
Total product revenue	23,220	21,384	88,568	79,198
Service revenue:
Lab services	15,704	142	56,484	706
Field services	5,911	6,570	24,649	25,274
Total service revenue	21,615	6,712	81,133	25,980
Product and service revenue	44,835	28,096	169,701	105,178
Collaboration and other revenue	1,883	92	4,731	1,162
Total revenue	$46,718	$28,188	$174,432	$106,340

	Non-GAAP Pro Forma
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Product revenue:
Instruments	$8,545	$11,460	$28,504	$39,143
Consumables	14,675	13,305	60,064	50,949
Total product revenue	23,220	24,765	88,568	90,092
Service revenue:
Lab services	15,704	19,211	57,088	72,657
Field services	5,911	6,570	24,649	25,274
Total service revenue	21,615	25,781	81,737	97,931
Product and service revenue	44,835	50,546	170,305	188,023
Collaboration and other revenue	1,883	872	4,772	4,442
Total revenue	$46,718	$51,418	$175,077	$192,465

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND MARGIN PERCENTAGE

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Gross profit	$21,905	$13,357	$84,262	$50,450
Amortization of acquired intangible assets	643	2,800	3,694	11,200
Depreciation and amortization	1,476	482	4,911	1,473
Stock-based compensation expense	486	163	1,383	811
Cost of sales adjustment	—	—	(1,812)	—
Non-GAAP gross profit	$24,510	$16,802	$92,438	$63,934

Gross margin percentage	46.9%	47.4%	48.3%	47.4%
Amortization of acquired intangible assets	1.4%	9.9%	2.1%	10.5%
Depreciation and amortization	3.2%	1.7%	2.8%	1.4%
Stock-based compensation expense	1.0%	0.6%	0.8%	0.8%
Cost of sales adjustment	0.0%	0.0%	(1.0)%	0.0%
Non-GAAP gross margin percentage	52.5%	59.6%	53.0%	60.1%

	Non-GAAP Pro Forma Combined
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Gross profit	$21,905	$24,024	$82,847	$85,949
Amortization of acquired intangible assets	643	3,355	3,694	13,422
Depreciation and amortization	1,476	911	4,911	3,062
Stock-based compensation expense	486	210	1,383	1,027
Cost of sales adjustment	—	—	—	(1,337)
Non-GAAP gross profit	$24,510	$28,500	$92,835	$102,123

Gross margin percentage	46.9%	46.7%	47.3%	44.7%
Amortization of acquired intangible assets	1.4%	6.5%	2.1%	7.0%
Depreciation and amortization	3.2%	1.8%	2.8%	1.6%
Stock-based compensation expense	1.0%	0.4%	0.8%	0.5%
Cost of sales adjustment	0.0%	0.0%	0.0%	(0.7)%
Non-GAAP gross margin percentage	52.5%	55.4%	53.0%	53.1%

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating expenses	$54,722	$34,743	$259,498	$127,050
Restructuring and related charges	(126)	(1,661)	(12,500)	(7,076)
Transaction and integration expenses	(2,955)	(4,819)	(27,979)	(6,485)
Stock-based compensation expense	(6,984)	(3,312)	(30,349)	(12,312)
Amortization of acquired intangible assets	(170)	-	(652)	-
Depreciation and amortization	(1,664)	(624)	(7,604)	(2,507)
Gain/loss on disposal of property and equipment	89	-	(326)	(73)
Non-GAAP operating expenses	$42,912	$24,327	$180,088	$98,597

R&D operating expenses	$14,053	$6,909	$62,411	$25,948
Stock-based compensation expense	(1,347)	(430)	(5,827)	(1,671)
Depreciation and amortization	(868)	(125)	(3,474)	(526)
Non-GAAP R&D operating expenses	$11,838	$6,354	$53,110	$23,751

SG&A operating expenses	$37,588	$21,354	$156,608	$87,541
Stock-based compensation expense	(5,637)	(2,882)	(24,522)	(10,641)
Amortization of acquired intangible assets	(170)	-	(652)	-
Depreciation and amortization	(796)	(499)	(4,130)	(1,981)
Gain/loss on disposal of property and equipment	89	-	(326)	(73)
Non-GAAP SG&A operating expenses	$31,074	$17,973	$126,978	$74,846

	Non-GAAP Pro Forma Combined
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating expenses	$54,722	$89,001	$262,846	$303,710
Restructuring and related charges	(126)	(16,670)	(12,500)	(23,185)
Transaction and integration expenses	(2,955)	(8,991)	(38,148)	(14,814)
Stock-based compensation expense	(6,984)	(4,791)	(23,503)	(25,126)
Amortization of acquired intangible assets	(170)	(161)	(652)	(643)
Depreciation and amortization	(1,664)	(1,879)	(7,604)	(7,652)
Gain/loss on disposal of property and equipment	89	-	(326)	(73)
Non-GAAP operating expenses	$42,912	$56,509	$180,113	$232,217

R&D operating expenses	$14,053	$17,041	$63,063	$64,526
Stock-based compensation expense	(1,347)	(837)	(5,827)	(3,313)
Depreciation and amortization	(868)	(541)	(3,474)	(2,133)
Non-GAAP R&D operating expenses	$11,838	$15,663	$53,762	$59,079

SG&A operating expenses	$37,588	$46,298	$149,135	$201,186
Stock-based compensation expense	(5,637)	(3,954)	(17,676)	(21,813)
Amortization of acquired intangible assets	(170)	(161)	(652)	(643)
Depreciation and amortization	(796)	(1,338)	(4,130)	(5,519)
Gain/loss on disposal of property and equipment	89	-	(326)	(73)
Non-GAAP SG&A operating expenses	$31,074	$40,846	$126,351	$173,138

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

	As Reported
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(34,072)	$(19,776)	$(138,885)	$(74,656)
Income tax expense (benefit)	272	(162)	573	452
Interest income, net	(3,324)	(349)	(16,883)	4,567
Amortization of acquired intangible assets	813	2,800	4,346	11,200
Depreciation and amortization	3,140	1,106	12,515	3,980
Bargain purchase gain	—	—	(25,213)	—
Restructuring and related charges	126	1,661	12,500	7,076
Transaction and integration expenses	2,955	4,819	27,979	6,485
Stock-based compensation expense	7,470	3,475	31,732	13,123
Cost of sales adjustment	—	—	(1,812)	—
Gain/loss on disposal of property and equipment	(89)	—	326	73
Other non-operating expense (income)	4,307	(1,099)	5,172	(6,963)
Adjusted EBITDA	(18,402)	(7,525)	(87,650)	(34,663)

	Non-GAAP Pro Forma Combined
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(34,072)	$(55,280)	$(168,654)	$(164,280)
Income tax expense (benefit)	272	(1,159)	573	(63)
Interest income, net	(3,324)	(6,456)	(16,883)	4,567
Amortization of acquired intangible assets	813	3,516	4,346	14,065
Depreciation and amortization	3,140	2,790	12,515	10,714
Bargain purchase gain	—	—	—	(25,213)
Restructuring and related charges	126	16,670	12,500	23,185
Transaction and integration expenses	2,955	8,991	38,148	14,814
Stock-based compensation expense	7,470	5,001	24,886	26,153
Cost of sales adjustment	—	—	—	(1,337)
Gain/loss on disposal of property and equipment	(89)	—	326	73
Other non-operating expense	4,307	(2,081)	4,965	(32,773)
Adjusted EBITDA	(18,402)	(28,008)	(87,278)	(130,094)